EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau Paper Mills Company relating to the registration of 10,000 shares of its common stock, no par value, in connection with the Rhinelander Paper Company, Inc. Hourly Savings and Investment Plan (the "Plan") of our report dated June 17, 1997 appearing in Plan's annual report on Form 11-K for the year ended December 31, 1996.




                                  WIPFLI ULLRICH BERTELSON LLP

                                  WIPFLI ULLRICH BERTELSON LLP

 June 26, 1997
 Wausau, Wisconsin